UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2008
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1000 East Hanes Mill Road		27105
Winston-Salem, NC		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits

Item 1.01. Entry Into a Material Definitive Agreement
     On August 21, 2008, Hanesbrands Inc. (“Hanesbrands”) entered into (1) a Second Amendment (the “Second Amendment”) to the First Lien Credit Agreement dated as of September 5, 2006 among Hanesbrands, the various financial institutions and other persons from time to time party thereto, HSBC Bank USA, National Association and LaSalle Bank National Association and Barclays Bank PLC, as the co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents, Citicorp USA, Inc., as the administrative agent, Citibank, N.A., as the collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and joint bookrunners (the “Senior Secured Credit Facility”), and (2) a First Amendment (the “First Amendment” and, together with the Second Amendment, the “Amendments”) to the Second Lien Credit Agreement dated as of September 5, 2006 among HBI Branded Apparel Limited, Inc., Hanesbrands, the various financial institutions and other persons from time to time party thereto, HSBC Bank USA, National Association and LaSalle Bank National Association and Barclays Bank PLC, as the co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents, Citicorp USA, Inc., as the administrative agent, Citibank, N.A., as the collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and joint bookrunners (the “Second Lien Credit Facility” and, together with the Senior Secured Credit Facility, the “Credit Facilities”).
     Pursuant to the Second Amendment and the First Amendment, the amount of unsecured indebtedness which Hanesbrands and its subsidiaries that are obligors pursuant to the Senior Secured Credit Facility and the Second Lien Credit Facility, respectively, may incur under senior notes was increased from $500 million to $1 billion. The provisions of the Credit Facilities that require the proceeds of the issuance of any such notes be applied to repay amounts due with respect to the Credit Facilities, and specify how any such proceeds will be applied, remain unchanged.
     From time to time, the financial institutions party to the Credit Facilities or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Hanesbrands and its affiliates for which they have received, and will receive, customary fees and expenses. HSBC Bank USA, National Association or its affiliates act as managing agents and committed purchasers under Hanesbrands’ accounts receivable securitization facility and other participants in that facility may act as lenders under the Credit Facilities.
Item 9.01. Financial Statements and Exhibits

Exhibit
No.	Description

10.1	Second Amendment dated August 21, 2008 to the First Lien Credit Agreement dated as of September 5, 2006 among Hanesbrands Inc., the various financial institutions and other persons from time to time party thereto, HSBC Bank USA, National Association and LaSalle Bank National Association and Barclays Bank PLC, as the co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents, Citicorp USA, Inc., as the administrative agent, Citibank, N.A., as the collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and joint bookrunners.

10.2	First Amendment dated August 21, 2008 to the Second Lien Credit Agreement dated as of September 5, 2006 among HBI Branded Apparel Limited, Inc., Hanesbrands Inc., the various financial institutions and other persons from time to time party thereto, HSBC Bank USA, National Association and LaSalle Bank National Association and Barclays Bank PLC, as the co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents, Citicorp USA, Inc., as the administrative agent, Citibank, N.A., as the collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and joint bookrunners.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 27, 2008	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer

Exhibits

Exhibit No.	Description

10.1	Second Amendment dated August 21, 2008 to the First Lien Credit Agreement dated as of September 5, 2006 among Hanesbrands Inc., the various financial institutions and other persons from time to time party thereto, HSBC Bank USA, National Association,and LaSalle Bank National Association and Barclays Bank PLC, as the co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents, Citicorp USA, Inc., as the administrative agent, Citibank, N.A., as the collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and joint bookrunners.

10.2	First Amendment dated August 21, 2008 to the Second Lien Credit Agreement dated as of September 5, 2006 among HBI Branded Apparel Limited, Inc., Hanesbrands Inc., the various financial institutions and other persons from time to time party thereto, HSBC Bank USA, National Association and LaSalle Bank National Association and Barclays Bank PLC, as the co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents, Citicorp USA, Inc., as the administrative agent, Citibank, N.A., as the collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and joint bookrunners.